EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-64318 on Form S-8 of Tower Financial Corporation of our report dated June 16, 2010 appearing in this Annual Report on Form 11-K of Tower Financial 401(k) Plan for the year ended December 31, 2009.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois
June 16, 2010